Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-172554 and 333-172554-01
The information in this pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 13, 2012
PRICING SUPPLEMENT NO. 2012—MTNDG0178 DATED JANUARY     , 2012
(TO PROSPECTUS SUPPLEMENT DATED MAY 12, 2011 AND PROSPECTUS DATED MAY 12, 2011)
MEDIUM-TERM NOTES, SERIES D
CITIGROUP FUNDING INC.
Variable Coupon Notes Linked to a Basket of Ten Stocks due January     , 2016
$1,000 per Note
Any Payments Due from Citigroup Funding Inc.
Fully and Unconditionally Guaranteed by Citigroup Inc.
¾
The notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The principal amount and issue price of each note is $1,000.    All payments on the notes are subject to the credit risk of Citigroup Inc.

¾
The notes will pay a variable annual coupon (which may be zero) based on the performance of an equally weighted basket (the “underlying basket”) of ten stocks (each, a “reference stock” and collectively, the “reference stocks”) as described below.  The variable annual coupon will likely vary from year to year and will be paid at an annual rate that may be as low as 0% but never higher than 8% to 10% (to be determined on the pricing date).  Therefore, your total return on the notes will be limited to a maximum of 32% to 40% (to be determined on the pricing date) (calculated on a simple interest basis) and may be as low as 0%.  You should understand how the variable annual coupons will be calculated before investing in the notes.

¾
The notes will mature on January     , 2016 (expected to be January 30, 2016). At maturity you will receive for each note you then hold an amount in cash equal to $1,000 plus the final variable annual coupon, if any.

¾	Each variable annual coupon will equal the product of (a) $1,000 and (b) the variable interest rate for the applicable interest payment date.

¾
The “variable interest rate” for any interest payment date will equal the sum of the weighted component returns of each reference stock determined as of the valuation date immediately preceding that interest payment date (but not less than zero).

¾	The “weighted component return” for a reference stock as of any valuation date will be equal to the product of (a) the component return for that reference stock as of that valuation date and (b) 10%.

¾	The “component return” for a reference stock determined as of any valuation date will equal:

¾	if the cumulative stock return as of that valuation date is greater than or equal to zero:	8% to 10% (to be determined on the pricing date); or

¾	if the cumulative stock return as of that valuation date is less than zero:	the cumulative stock return as of that valuation date (which will be negative), but in no case below -30%.

¾
The “cumulative stock return” of a reference stock as of any valuation date will equal the percentage change in the closing price of one share of that reference stock from the pricing date to that valuation date, calculated as:  (current stock price – initial stock price) / initial stock price.

¾	The “pricing date” means the date on which the notes are priced for initial sale to the public (expected to be January 25, 2012).

¾	The “initial stock price” for a reference stock will be the closing price of one share of that reference stock on the pricing date.

¾	The “current stock price” for a reference stock on any valuation date will be the closing price of one share of that reference stock on that valuation date.

¾
The valuation dates are expected to be January 25, 2013; January 27, 2014; January 27, 2015; and January 27, 2016; each subject to postponement for non-trading days as described in this pricing supplement.

¾
The interest payment dates are expected to be January 30, 2013; January 30, 2014; January 30, 2015; and January 30, 2016 (the maturity date); each subject to postponement for non-business days. No additional interest will be payable as a result of any such postponement.

¾
Investing in the notes is not equivalent to investing directly in the underlying basket or any of the reference stocks, and you will not be entitled to receive any dividends paid with respect to the reference stocks.

¾	The notes will not be listed on any exchange.
Investing in the notes involves a number of risks not associated with conventional debt securities.  See “Risk Factors Relating to the Notes” beginning on page PS-6.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this pricing supplement and accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are a series of unsecured senior debt securities issued by Citigroup Funding Inc.  Any payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company.  The notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding Inc. and, as a result of the guarantee, any payments due under the notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.
The notes are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

	Per Note		Total
Public Offering Price	$1,000.00		$
Underwriting Fee	$32.50	(1)	$
Proceeds to Citigroup Funding Inc.	$967.50	(2)	$

(1) Citigroup Global Markets Inc., an affiliate of Citigroup Funding Inc. and the underwriter of the sale of the notes, is acting as principal and will receive an underwriting fee of up to $32.50 for each $1,000 note sold in this offering. The actual per note underwriting fee will be equal to the selling concession provided to selected dealers, as described in the next sentence. Selected dealers not affiliated with Citigroup Global Markets Inc. will receive a selling concession of up to $32.50 for each $1,000 note they sell. Additionally, it is possible that Citigroup Global Markets Inc. and its affiliates may profit from expected hedging activity related to this offering, even if the value of the notes declines. You should refer to “Risk Factors” and “Description of Notes—Plan of Distribution; Conflicts of Interest” in this pricing supplement for more information.
(2) The per note proceeds to Citigroup Funding Inc. indicated above represent the minimum per note proceeds to Citigroup Funding Inc. for any note, assuming the maximum per note underwriting fee of $32.50. As noted in footnote (1), the underwriting fee is variable. You should refer to “Risk Factors” and “Plan of Distribution; Conflicts of Interest” in this pricing supplement for more information.
Citigroup Global Markets Inc. expects to deliver the notes to purchasers on or about January        , 2012.

Investment Products	Not FDIC insured	May Lose Value	No Bank Guarantee

SUMMARY INFORMATION—Q&A
What Are the Notes?

The Variable Coupon Notes Linked to a Basket of Ten Stocks due January     , 2016, or the notes, are investments that pay a variable annual coupon (which may be zero) described below based on the performance of an equally weighted basket (the “underlying basket”) of the following ten stocks (each, a “reference stock” and collectively, the “reference stocks”):

Bloomberg Ticker Symbol	Reference Stock Issuer	Weighting	Exchange Listing	Initial Share Price
ABX UN	Barrick Gold Corporation	10%	NYSE
MO UN	Altria Group, Inc.	10%	NYSE
T UN	AT&T Inc.	10%	NYSE
ADM UN	Archer-Daniels-Midland Company	10%	NYSE
AMGN UW	Amgen Inc.	10%	NASDAQ GS
GM UN	General Motors Company	10%	NYSE
AMZN UW	Amazon.com, Inc.	10%	NASDAQ GS
MAT UW	Mattel, Inc.	10%	NASDAQ GS
INTC UW	Intel Corporation	10%	NASDAQ GS
HAL UN	Halliburton Company	10%	NYSE

The notes will mature on January     , 2016 (expected to be January 30, 2016) and do not provide for earlier redemption by you or by us.  At maturity you will receive for each note you then hold an amount in cash equal to $1,000 plus the final variable annual coupon, if any.  The notes are a series of unsecured senior debt securities issued by Citigroup Funding Inc. (“Citigroup Funding”), the payments on which are fully and unconditionally guaranteed by Citigroup Inc. (“Citigroup”). The notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding, and as a result of the guarantee any payments due under the notes will rank equally with all other unsecured and unsubordinated debt of Citigroup.  All payments on the notes are subject to the credit risk of Citigroup Inc.  Each note represents a principal amount of $1,000.

You may transfer the notes only in units of $1,000 and integral multiples of $1,000.  You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances.  Instead, we will issue the notes in the form of a global certificate, which will be held by The Depository Trust Company (“DTC”) or its nominee.  Direct and indirect participants in DTC will record beneficial ownership of the notes by individual investors.  Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the notes through the accounts those systems maintain with DTC.  You should refer to the section “Description of the Notes—Book-Entry System” in the accompanying prospectus supplement and the section “Description of Debt Securities—Book-Entry Procedures and Settlement” in the accompanying prospectus.

Will I Receive Interest or Dividends on the Notes?

The notes will pay a variable annual coupon (which may be zero) on each interest payment date based on the performance of the underlying basket.  The variable annual coupon will likely vary from year to year and will be paid at an annual rate that may be as low as 0% but never higher than 8% to 10% (to be determined on the pricing date).  Therefore, your total return on the notes will be limited to a maximum of 32% to 40% (to be determined on the pricing date) (calculated on a simple interest basis) and may be as low as 0%.  You should understand how the variable annual coupons will be calculated before investing in the notes.  See “—How Will the Variable Annual Coupon Be Calculated?” below.

The “interest payment dates” are expected to be January 30, 2013; January 30, 2014; January 30, 2015; and the maturity date; each subject to postponement for non-business days.  No additional interest will be payable as a result of any such postponement.

You will not be entitled to receive any dividends paid on the reference stocks.

What Will I Receive at Maturity of the Notes?

The notes have a term of approximately four years and will mature on January   , 2016 (expected to be January 30, 2016).  At maturity you will receive for each note you then hold an amount in cash equal to $1,000 plus the final variable annual coupon, if any.

How Will the Variable Annual Coupon Be Calculated?

The amount of each variable annual coupon payment per note will equal the product of (a) $1,000 and (b) the variable interest rate for the applicable interest payment date.

The “variable interest rate” for any interest payment date will equal the sum of the weighted component returns of each reference stock determined as of the valuation date immediately preceding that interest payment date (but not less than zero).

The “weighted component return” for a reference stock as of any valuation date will be equal to the product of (a) the component return for that reference stock as of that valuation date and (b) 10%.

The “component return” for a reference stock determined as of any valuation date will equal:

•	if the cumulative stock return for that reference stock as of that valuation date is greater than or equal to zero:

8% to 10% (to be determined on the pricing date); or

•	if the cumulative stock return for that reference stock as of that valuation date is less than zero:

the cumulative stock return as of that valuation date (which will be negative), but in no case below -30%.

The “cumulative stock return” of a reference stock as of any valuation date will equal the percentage change in the closing price of one share of that reference stock from the pricing date to that valuation date, calculated as:

current share price – initial share price
initial share price

The “pricing date” means the date on which the notes are priced for initial sale to the public (expected to be January 25, 2012).

The “initial share price” of a reference stock will equal the closing price of one share of that reference stock on the pricing date, as set forth in the table above under “—What Are the Notes?”, subject to certain adjustments as described under “Description of the Notes—Dilution Adjustments.”

The “current share price” of a reference stock on any valuation date will equal the closing price of one share of that reference stock on that valuation date.

The “valuation dates” are expected to be January 25, 2013; January 27, 2014; January 27, 2015; and January 27, 2016; each subject to postponement for non-trading days as described in more detail below under “Description of the Notes—Payment of Variable Annual Coupon and Payment at Maturity.”

Where Can I Find Examples of Hypothetical Variable Annual Coupons on the Notes?

For examples setting forth hypothetical variable annual coupons on the notes, see “Description of the Notes—Hypothetical Variable Annual Coupons” below.

What are the Reference Stocks?

The following information regarding each of the reference stocks has been obtained from publicly available documents.  Each of the reference stock issuers is currently subject to the information requirements of the Securities Exchange Act.

Accordingly, each reference stock issuer files reports and other information with the SEC. Such reports and other information are available to the public on the SEC’s website at http://www.sec.gov by reference to the SEC file number listed below for each reference stock, or may be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. None of those publicly available documents are incorporated by reference into this pricing supplement.

This pricing supplement relates only to the notes offered hereby and does not relate to the reference stocks or other securities of each reference stock issuer. We have derived all disclosures contained in this pricing supplement regarding each reference stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the notes, neither of Citigroup Funding nor Citigroup has participated in the preparation of such documents or made any due diligence inquiry with respect to any of the reference stock issuers. Neither Citigroup Funding nor Citigroup makes any representation that such publicly available documents or any other publicly available information regarding each of the reference stock issuers is accurate or complete.

The notes represent obligations of Citigroup Funding and Citigroup only.  None of the reference stock issuers is involved in any way in this offering nor have any obligation relating to the notes or to holders of the notes.

Barrick Gold Corporation is a company that is engaged in the production and sale of gold, as well as related activities, such as exploration and mine development.  Its SEC file number is 001-09059.

Altria Group, Inc., through its wholly-owned subsidiaries, is a manufacturer of cigarettes, smokeless products, wine, machine-made large cigars and pipe tobacco.  Its SEC file number is 001-08940.

AT&T Inc. is a provider of telecommunications services in the United States and worldwide. The services AT&T Inc. provides include wireless communications, local exchange services, long-distance services, data/broadband and Internet services, video services, telecommunications equipment, managed networking, wholesale services and directory advertising and publishing.  Its SEC file number is 001-08610.

Archer-Daniels-Midland Company is a processor of oilseeds, corn, wheat, cocoa and other agricultural commodities and is a manufacturer of vegetable oil, protein meal, corn sweeteners, flour, biodiesel, ethanol and other value-added food and feed ingredients.  Its SEC file number is 001-00044.

Amgen Inc. is a global biotechnology company that discovers, develops, manufactures and markets human therapeutics based on advances in cellular and molecular biology.  Its SEC file number is 000-12477.

General Motors Company develops, produces and markets cars, trucks and parts worldwide and provides automotive financing services.  Its SEC file number 001-34960.

Amazon.com, Inc. is a retailer that offers merchandise it had purchased for resale from vendors and products sold by third party sellers through its customer-facing websites. It also manufactures and sells the Kindle e-reader.  Its SEC file number is 000-22513.

Mattel, Inc. designs, manufactures and markets a broad variety of toy products worldwide through sales to its customers and directly to consumers.  Its SEC file number is 001-05647.

Intel Corporation is a semiconductor chip maker that develops advanced integrated digital technology, primarily integrated circuits, for industries such as computing and communications.  It also develops computing platforms.  Its SEC file number is 000-06217.

Halliburton Company provides a variety of services and products to customers in the energy industry related to the exploration, development and production of oil and natural gas.  Its SEC file number is 001-03492.

How Have the Reference Stocks Performed Historically?

We have provided tables showing the high, low and period-end closing prices of each reference stock except for General Motors Company for each quarterly period from January 3, 2007 through January 12, 2012.  We have provided tables showing the high, low and period-end closing prices of General Motors Company for each quarterly period from November 18, 2010 (the first day such closing prices were available) through January 12, 2012.  You can find the tables in the sections describing the reference stocks below under “Description of the Reference Stocks—Historical Data on the Reference

Stocks.”  We have provided this historical information to help you evaluate the behavior of the reference stocks in recent years.  However, past performance is not indicative of how the reference stocks will perform in the future.

What Are the U.S. Federal Income Tax Consequences of Investing in the Notes?

Please see the discussion under “United States Federal Tax Considerations” in this pricing supplement for more information.

Will the Notes Be Listed on an Exchange?

The notes will not be listed on any exchange.

Can You Tell Me More About Citigroup and Citigroup Funding?

Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers.  Citigroup Funding is a wholly owned subsidiary of Citigroup whose business activities consist primarily of providing funds to Citigroup and its subsidiaries for general corporate purposes.

What Is the Role of Citigroup Funding’s Affiliate, Citigroup Global Markets Inc.?

Our affiliate, Citigroup Global Markets Inc. (“Citigroup Global Markets”), is the underwriter for the offering and sale of the notes.  After the initial offering, Citigroup Global Markets and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the notes to create a secondary market for holders of the notes, and may engage in other activities described in the sections “Plan of Distribution; Conflicts of Interest” in this pricing supplement, the accompanying prospectus supplement and prospectus.  However, neither Citigroup Global Markets nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

Citigroup Global Markets will also act as calculation agent for the notes.  As calculation agent, Citigroup Global Markets will make determinations with respect to the notes.  You should refer to “Risk Factors Relating to the Notes—The Calculation Agent, Which Is an Affiliate of Ours, Will Make Determinations With Respect to the Notes” in this pricing supplement for more information.

Can You Tell Me More About the Effect of Citigroup Funding’s Hedging Activity?

We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in the reference stocks comprising the underlying basket and/or in instruments, such as options, swaps or futures, related to the reference stocks. The costs of maintaining or adjusting this hedging activity could affect the price at which our affiliate Citigroup Global Markets may be willing to purchase your notes in the secondary market. Moreover, this hedging activity may result in our or our affiliates’ receipt of a profit, even if the market value of the notes declines. You should refer to “Risk Factors Relating to the Notes—The Inclusion of Underwriting Fees and Projected Profit From Hedging in the Issue Price Is Likely to Adversely Affect Secondary Market Prices” and “Risk Factors Relating to the Notes—Hedging and Trading Activity by the Calculation Agent and Its Affiliates Could Potentially Affect the Value of the Notes” in this pricing supplement, “Risk Factors—Citigroup Funding’s Hedging Activity Could Result in a Conflict of Interest” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” in the accompanying prospectus.

Does ERISA Impose Any Limitations on Purchases of the Notes?

Employee benefit plans and other entities the assets of which are subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or substantially similar federal, state or local laws, including individual retirement accounts (which we call “Plans”), will be permitted to purchase and hold the notes, provided that each such Plan shall by its purchase be deemed to represent and warrant either that (A) (i) none of Citigroup Global Markets, its affiliates or any employee thereof is a Plan fiduciary that has or exercises any discretionary authority or control with respect to the Plan’s assets used to purchase the notes or renders investment advice with respect to those assets and (ii) the Plan is paying no more than adequate consideration for the notes or (B) its acquisition and holding of the notes is not prohibited by any such provisions or laws or is exempt from any such prohibition.  However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the notes if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of notes by the account, plan or annuity.  Please refer to the section “ERISA Matters” in this pricing supplement for further information.

Are There Any Risks Associated With My Investment?

Yes, the notes are subject to a number of risks. Please refer to the section “Risk Factors Relating to the Notes” in this pricing supplement.

RISK FACTORS RELATING TO THE NOTES

Because the terms of the notes differ from those of conventional debt securities in that the variable annual coupon payable on the notes, which may be zero, will be based on the performance of the underlying basket from the pricing date to the applicable valuation date (as measured solely on those two dates), an investment in the notes entails significant risks not associated with similar investments in conventional debt securities, including, among other things, fluctuations in the closing price of the reference stocks and other events that are difficult to predict and beyond our control.

Variable Annual Coupon Is Limited and May be Zero

The variable annual coupon payable on the notes will vary based on the performance of the underlying basket from the pricing date to the relevant valuation date.  The variable annual coupon will be paid at a rate that may be as low as 0% but never higher than 8% to 10% (to be determined on the pricing date) of the principal amount per annum.  Therefore, your total return on the notes will be limited to a maximum of 32% to 40% (to be determined on the pricing date) (calculated on a simple interest basis) and may be as low as 0%.  You should understand how the variable annual coupons will be calculated before investing in the notes. If the sum of the weighted component returns is less than or equal to 0% as calculated on a valuation date, you will not receive any interest payment on the corresponding interest payment date.  You should consider carefully whether an investment that does not guarantee regular payment of interest is appropriate for you.

Negative Component Returns May Offset Positive Component Returns

The notes pay a variable annual coupon (which may be zero) on each interest payment date during the term of the notes based on the sum of the weighted component returns for each reference stock on the relevant valuation date.  If the closing price of one or more of the reference stocks decreases from the pricing date to the applicable valuation date (as measured solely on those two dates), resulting in negative component returns for such reference stocks, those negative component returns could offset entirely any positive component returns generated by increases in the closing price of one or more of the other reference stocks during the same period.  If any negative component returns of one or more reference stocks offset entirely any positive component returns of any other reference stocks, you will not receive any interest payment on the applicable interest payment date.  You will receive no interest payments during the term of the notes if the variable interest rate is zero for each interest payment date.

The Potential Maximum Decline of the Component Return Is Larger than the Potential Maximum Increase in the Component Return

While the component return for each reference stock may be no higher than 8% to 10% (to be determined on the pricing date), the component return for each reference stock may be as low as -30% in the event that the cumulative stock return is less than zero.  Therefore, because the potential maximum decline is larger than the potential maximum increase in respect of the component return for each reference stock, the negative performance of one reference stock may more than offset the positive performance of one or more of the other reference stocks.  Consequently, the notes will pay interest on any interest payment date only if there are a sufficient number of reference stocks with a positive component return to more than offset the negative component returns of any reference stocks that have declined in value since the pricing date.  It is possible that the sum of the negative component returns could outweigh the positive component returns, if any, for extended periods of time or even throughout the term of the notes so that you will receive no variable annual coupon on the notes. It is also possible that the variable interest rate may be zero even if the sum of the weighted component returns of the reference stocks would be positive in the absence of the 8% to 10% limitation on the component returns.

The Variable Annual Coupon Payable on the Notes Depends on the Cumulative, not Annual, Performance of Each Reference Stock

The variable annual coupons paid after the first valuation date are based on the cumulative performance of each reference stock, measured as the percentage change in the closing price of each reference stock from the pricing date to the relevant valuation date.  This percentage change is different from, and may be less than, the percentage change of the closing price of a reference stock between two valuation dates.  Correspondingly, the resulting variable annual coupon paid on each valuation date may be less than if the performance of each reference stock were measured on an annual basis.  For example, if the initial stock price is 100, and the closing price of a reference stock has declined to 50 on the first valuation date but thereafter increases to 55, 60 and 65 on the three remaining valuation dates, the component return determined on all four valuation dates will equal the floor of -30%, because all of the closing prices would have declined by more than 30% from the initial stock price of 100.  If the component return were determined using the annual performance measurement, however, the first component return would have been -30%, but each remaining component return would have equaled the fixed return of 8% to 10% and would have contributed to a higher variable annual coupon.  Therefore, you should understand how the variable annual coupons are calculated, and how this calculation differs from securities that may pay interest based on an annual performance measure, before investing in the notes.

Potential for a Lower Comparative Yield

The variable annual coupon payable on the notes depends on the performance of the underlying basket as calculated on the relevant valuation date.  As a result, if the sum of the weighted component returns for each reference stock as of each of the valuation dates is not sufficiently great, the effective yield on the notes will be less than that which would be payable on a conventional fixed-rate debt security of Citigroup Funding (guaranteed by Citigroup) of comparable maturity.  Furthermore, if the sum of the weighted component returns for each reference stock is not greater than zero on any of the valuation dates, the return on the notes will be zero.

The Market Price of the Notes Will Be Influenced by Many Unpredictable Factors

Several factors will influence the value of the notes in the secondary market and the price at which Citigroup Global Markets may be willing to purchase or sell the notes in the secondary market, including: the price and volatility (frequency and magnitude of changes in value or price) of the reference stocks, the dividend yield of the reference stocks, geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the reference stocks or equities markets generally and that may affect the closing price of the reference stocks, interest and yield rates in the market, time remaining until thenotes mature and any actual or anticipated changes in the credit ratings or credit spreads of Citigroup.  The prices of the reference stocks may be, and have recently been, extremely volatile, and we can give you no assurance that this volatility will lessen.  See “Description of the Reference Stocks—Historical Performance of the Reference Stocks” below.  You may receive less, and possibly significantly less, than the principal amount of the notes if you try to sell your notes prior to maturity.

The Notes Are Subject to the Credit Risk of Citigroup, and Any Actual or Anticipated Changes to Its Credit Ratings and Credit Spreads May Adversely Affect the Market Value of the Notes

Investors are dependent on the ability of Citigroup, Citigroup Funding’s parent company and the guarantor of any payments due on the notes, to pay all amounts due on the notes at maturity, and, therefore, investors are subject to the credit risk of Citigroup and to changes in the market’s view of Citigroup’s creditworthiness. The notes are not guaranteed by any other entity. If Citigroup defaults on its obligations under the notes, your investment would be at risk and you could lose some or all of your investment. Any decline, or anticipated decline, in Citigroup’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking Citigroup’s credit risk is likely to adversely affect the market value of the notes.

Investing in the Notes Is Not Equivalent to Investing in the Underlying Basket or the Reference Stocks, and You Will Not Be Entitled to Receive Any Dividends Paid With Respect to the Reference Stocks

Investing in the notes is not equivalent to investing in the underlying basket or the reference stocks. Investors in the notes will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the reference stocks.  The reference stocks average a dividend yield of 2.27% per year as of January 12, 2012.  If this average dividend yield were to remain constant for the term of the notes, then, assuming no reinvestment of dividends, you would be forgoing an aggregate yield of 9.08% (calculated on a simple interest basis) over the approximately 4-year term of the notes by investing in the notes instead of investing directly in the reference stocks or in another investment linked to the reference stocks that provides for a pass-through of dividends.  However, it is impossible to predict whether the dividend yield over the term of the notes will be higher, lower or the same as this average dividend yield or the average dividend yield during any other period.  The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the notes.

Dilution Adjustments Do Not Cover Every Corporate Event

The initial share price for each reference stock will be subject to adjustment for a number of events arising from share splits and combinations, share dividends or other distributions, a number of other actions of the relevant reference stock issuer that modify its capital structure and a number of other transactions involving such reference stock issuer, as well as for the liquidation, dissolution or winding up of the such reference stock issuer. You should refer to the section “Description of the Notes—Dilution Adjustments” in this pricing supplement. The initial share price for each reference stock will not be adjusted for other events that may adversely affect the current share price of such reference stock on any valuation date, such as offerings of common stock for cash or in connection with acquisitions. Because the initial share price is compared with the current share price of each reference stock on each valuation date in calculating the cumulative stock return and the variable interest rate, these other events may reduce the variable annual coupon you receive (which may be zero) on any interest payment date.  Additionally, the market price of the notes may be materially and adversely affected.

You Will Have No Rights Against Any Reference Stock Issuer

You will have no rights as a holder of the notes against any of the reference stock issuers, even though the market value of the notes is expected to depend on the closing prices of the reference stocks comprising the underlying basket, and the variable annual coupon payable (which may be zero) on any interest payment date is linked to the current share price of each of such reference stocks on the relevant valuation date. The reference stock issuers are not involved in the offering of the notes and have no obligations relating to the notes. In addition, you will have no voting rights and will not receive dividends or other distributions, if any, with respect to any of the reference stocks.

The Inclusion of Underwriting Fees and Projected Profit From Hedging in the Issue Price Is Likely to Adversely Affect Secondary Market Prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Citigroup Global Markets is willing to purchase the notes in secondary market transactions will likely be lower than the issue price, since the issue price will include, and secondary market prices are likely to exclude, the cost of hedging our obligations under the notes and underwriting fees paid with respect to the notes. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The secondary market prices for the notes are also likely to be reduced by the costs of unwinding the related hedging transaction. Our affiliates may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the notes or in any secondary market transaction. In addition, any secondary market prices may differ from values determined by pricing models used by Citigroup Global Markets, as a result of dealer discounts, mark-ups or other transaction costs.

Potential Business with the Reference Stock Issuers

We or our affiliates may presently or from time to time engage in business with the reference stock issuers without regard to your interests, including extending loans to, or making equity investments in, the reference stock issuers or providing advisory services to the reference stock issuers, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about the reference stock issuers. Neither we nor any of our affiliates undertakes to disclose any such information to you.

Affiliate Research Reports and Commentary

Citigroup Investment Research or other affiliates of Citigroup may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the reference stock issuers or other matters that may influence the closing price of each reference stock and, therefore, the value of the notes. Any research, opinion or recommendation expressed by Citigroup Investment Research or other Citigroup affiliates may not be consistent with purchasing, holding or selling the notes.

The Notes Will Not Be Listed on Any Securities Exchange, and Secondary Trading May Be Limited

The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. Citigroup Global Markets may, but is not obligated to, make a market in the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Citigroup Global Markets is willing to transact. If, at any time, Citigroup Global Markets were not to make a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

The Calculation Agent, Which Is an Affiliate of Ours, Will Make Determinations With Respect to the Notes

Citigroup Global Markets, the calculation agent, is an affiliate of ours. As calculation agent, Citigroup Global Markets will determine, among other things, the initial share price, the current share price, the cumulative stock return, the component return and the variable interest rate and will calculate the variable annual coupon payable on the notes. Determinations made by Citigroup Global Markets in its capacity as calculation agent, including with respect to dilution adjustments, the occurrence or non-occurrence of market disruption events and the calculation of the current share price in the event of a market disruption event, may adversely affect the variable annual coupon payable on the notes.

Hedging and Trading Activity by the Calculation Agent and Its Affiliates Could Potentially Affect the Value of the Notes

One or more of our affiliates expect to hedge our obligations under the notes and will carry out hedging activities related to the notes (and other instruments linked to the reference stocks comprising the underlying basket), including trading in the reference stocks and/or in instruments, such as options, swaps or futures related to the reference stocks. Our affiliates also trade in the reference stocks and other financial instruments related to the reference stocks on a regular basis as part of their general broker-dealer, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share prices of the reference stocks and, as a result, could increase the price at which the reference stocks must close on the applicable valuation date before an investor receives a positive variable annual coupon on such valuation date. Additionally, such hedging or trading activities during the term of the notes, including on any valuation date, could adversely affect the closing prices of the reference stocks on the applicable valuation date and, accordingly, the amount of the variable annual coupon an investor will receive on the relevant interest payment date.

DESCRIPTION OF THE NOTES

You should read this pricing supplement together with the accompanying prospectus supplement and prospectus before making your decision to invest in the Notes.  The description in this pricing supplement of the particular terms of the Notes supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the debt securities set forth in the accompanying prospectus supplement and prospectus.

You may access the prospectus supplement and prospectus on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for May 12, 2011 on the SEC Web site):

▪	Prospectus and Prospectus Supplement filed on May 12, 2011: http://sec.gov/Archives/edgar/data/831001/000095012311049309/y91273b2e424b2.htm

General

The Variable Coupon Notes Linked to a Basket of Ten Stocks due January     , 2016 (the “Notes”) are investments that pay a variable annual coupon (“Variable Annual Coupon”) (which may be zero) described below based on an equally weighted basket (“Underlying Basket”) of the following ten stocks (each, a “Reference Stock” and collectively, the “Reference Stocks”):

Bloomberg Ticker Symbol	Reference Stock Issuer	Weighting	Exchange Listing	Initial Share Price
ABX UN	Barrick Gold Corporation	10%	NYSE
MO UN	Altria Group, Inc.	10%	NYSE
T UN	AT&T Inc.	10%	NYSE
ADM UN	Archer-Daniels-Midland Company	10%	NYSE
AMGN UW	Amgen Inc.	10%	NASDAQ GS
GM UN	General Motors Company	10%	NYSE
AMZN UW	Amazon.com, Inc.	10%	NASDAQ GS
MAT UW	Mattel, Inc.	10%	NASDAQ GS
INTC UW	Intel Corporation	10%	NASDAQ GS
HAL UN	Halliburton Company	10%	NYSE

The Notes will pay a Variable Annual Coupon (which may be zero) on each Interest Payment Date based on the performance of the Underlying Basket.  The Variable Annual Coupon will likely vary from year to year and will be paid at a rate that may be as low as 0% but never higher than 8% to 10% (to be determined on the Pricing Date) of the principal amount per annum.  Therefore, your total return on the Notes will be limited to a maximum of 32% to 40% (to be determined on the Pricing Date) (calculated on a simple interest basis) and may be as low as 0%.  You should understand how the Variable Annual Coupons will be calculated before investing in the Notes.

The Notes will mature on January     , 2016 (expected to be January 30, 2016) (the “Maturity Date”) and do not provide for earlier redemption by you or by us.  At maturity you will receive for each Note you then hold an amount in cash equal to $1,000 plus the final Variable Annual Coupon, if any.

All payments on the Notes are subject to the credit risk of Citigroup Inc.  The Notes are a series of debt securities issued under the senior debt indenture described in the accompanying prospectus supplement and prospectus, any payments on which are fully and unconditionally guaranteed by Citigroup Inc. The aggregate principal amount of Notes issued will be $        (         Notes).  The Notes will constitute part of the senior debt of Citigroup Funding and will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding.  The guarantee of payments due under the Notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.  The Notes will be issued only in fully registered form and in denominations of $1,000 per Note and integral multiples thereof.

Reference is made to the accompanying prospectus supplement and prospectus for a detailed summary of additional provisions of the Notes and of the senior debt indenture under which the Notes will be issued.

Payment of Variable Annual Coupon and Payment at Maturity

The amount of each Variable Annual Coupon payment per Note will be equal to the product of (a) $1,000 and (b) the Variable Interest Rate for the applicable Interest Payment Date.  At maturity you will receive for each Note you then hold an amount in cash equal to $1,000 plus the final Variable Annual Coupon, if any.

The “Variable Interest Rate” for any Interest Payment Date will equal the sum of the Weighted Component Returns of each Reference Stock determined as of the Valuation Date immediately preceding that Interest Payment Date (but not less than zero).

The “Weighted Component Return” for each Reference Stock as of any Valuation Date will be equal to the product of (a) the Component Return for that Reference Stock as of that Valuation Date and (b) 10%.

The “Component Return” for each Reference Stock determined as of any Valuation Date will equal

•	if the Cumulative Stock Return for that Reference Stock as of that Valuation Date is greater than or equal to zero:

8% to 10% (to be determined on the Pricing Date); or

•	if the Cumulative Stock Return for that Reference Stock as of that Valuation Date is less than zero:

the Cumulative Stock Return as of that Valuation Date (which will be negative), but in not case below -30%.

The “Cumulative Stock Return” of a Reference Stock as of any Valuation Date will equal the percentage change in the Closing Price of one share of that Reference Stock from the Pricing Date to that Valuation Date, calculated as:

Current Share Price – Initial Share Price
Initial Share Price

The “Initial Share Price” of a Reference Stock will equal the Closing Price of one share of that Reference Stock on the Pricing Date, as set forth in the table above under “—General”, subject to certain adjustments as described under “—Dilution Adjustments” below.

The “Current Share Price” of a Reference Stock on any Valuation Date will equal the Closing Price of one share of that Reference Stock on that Valuation Date.

A “Business Day” means any day that is not a Saturday, a Sunday or a day on which the securities exchanges or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

The “Calculation Agent” means Citigroup Global Markets Inc. (“Citigroup Global Markets”), an affiliate of Citigroup Funding, or any successor appointed by Citigroup Funding.

The “Closing Price” of a Reference Stock on any date of determination will be (1) if the common stock (or other security) is listed on a national securities exchange on that date of determination, the closing sale price of that Reference Stock on that date, or, if no closing sale price is reported, the last reported sale price of that Reference Stock on that date, on the principal U.S. exchange on which the common stock (or other security) is listed or admitted to trading, or (2) if the common stock (or other security) is not listed on a national securities exchange on that date of determination, or if the closing sale price or last reported sale price is not obtainable (even if the common stock (or other security) is listed or admitted to trading on such exchange), the last quoted bid price of that Reference Stock in the over-the-counter market on that date as reported by the OTC Bulletin Board, the OTC Markets Group Inc. or any successor or similar organization.  If no closing sale price, last reported sale price or last quoted bid price of the Reference Stock is available on a date of determination or if there is a Market Disruption Event in respect of that Reference Stock on such date of determination, the Closing Price of that Reference Stock on such date of determination, unless the determination of the Closing Price is deferred by the Calculation

Agent as described below, will be the arithmetic mean, as determined by the Calculation Agent, of the bid prices of the common stock (or other security) obtained from as many dealers in such security (which may include Citigroup Global Markets or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such bid prices available to the Calculation Agent.  Upon the occurrence of a Market Disruption Event in respect of a Reference Stock on a Valuation Date, instead of obtaining values from dealers as described above, the Calculation Agent may defer the determination of the Closing Price of the Reference Stock for up to two consecutive Trading Days on which a Market Disruption Event in respect of that Reference Stock is occurring, but not past the Business Day immediately prior to the related Interest Payment Date.

A “Market Disruption Event” in respect of any Reference Stock means, as determined by the Calculation Agent in its sole discretion, the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange or market, of accurate price, volume or related information in respect of (a) such Reference Stock or (b) any options contracts or futures contracts relating to such Reference Stock or any options on such futures contracts, if, in each case, in the determination of the Calculation Agent, any such suspension, limitation or unavailability is material.

The “Original Issue Date” means January    , 2012 (three Business Days after the Pricing Date).

The “Pricing Date” means the date on which the Notes are priced for initial sale to the public (expected to be January 25, 2012).

The “Valuation Dates” are expected to be January 25, 2013; January 27, 2014; January 27, 2015; and January 27, 2016. If an originally scheduled Valuation Date is not a Trading Day, that Valuation Date may be postponed by the Calculation Agent by up to two consecutive Trading Days, but not past the Business Day immediately prior to the related Interest Payment Date.

The “Interest Payment Dates” are expected to be January 30, 2013; January 30, 2014; January 30, 2015; and January 30, 2016 (the Maturity Date), or, if any such day is not a Business Day, the immediately following Business Day.  No additional interest will be payable as a result of any such postponement.

A “Trading Day” means a day, as determined by the Calculation Agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the New York Stock Exchange, NYSE Amex Equities, NYSE Alternext US, the NASDAQ Global Select Market, the NASDAQ Global Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States.

Dilution Adjustments

The Initial Share Price will be subject to adjustment from time to time in certain situations.  Any of these adjustments may have an impact on the Variable Annual Coupon payable on the Notes.  Citigroup Global Markets, as Calculation Agent, will be responsible for the effectuation and calculation of any adjustment described herein and will furnish the trustee with notice of any adjustment.

If the  Reference Stock Issuer, after the Pricing Date:

(1) pays a share dividend or makes a distribution with respect to its common stock in such shares of common stock (excluding any share dividend or distribution for which the number of shares of common stock paid or distributed is based on a fixed cash equivalent value),

(2) subdivides or splits its outstanding common stock into a greater number of shares,

(3) combines its outstanding common stock into a smaller number of shares, or

(4) issues by reclassification of its common stock any share of other common stock of the Reference Stock Issuer,

then, in each of these cases, the Initial Share Price of such Reference Stock will be divided by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of common stock outstanding immediately after the event, plus, in the case of a reclassification referred to in (4) above, the number of shares of other common stock of the Reference Stock Issuer, and the denominator of which will be the number of shares of common stock outstanding immediately before the event.

If a Reference Stock Issuer, after the Pricing Date, issues, or declares a record date in respect of an issuance of, rights or warrants to all holders of its common stock entitling them to subscribe for or purchase shares of its common stock at a price per share less than the Then-Current Market Price of the common stock, other than rights to purchase common stock pursuant to a plan for the reinvestment of dividends or interest, then, in each case, the Initial Share Price will be divided by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of common stock outstanding immediately before the adjustment is effected by reason of the issuance of such rights or warrants, plus the number of additional shares of common stock offered for subscription or purchase pursuant to the rights or warrants, and the denominator of which will be the number of shares of common stock outstanding immediately before the adjustment is effected by reason of the issuance of the rights or warrants, plus the number of additional shares of common stock which the aggregate offering price of the total number of shares of common stock offered for subscription or purchase pursuant to the rights or warrants would purchase at the Then-Current Market Price of the common stock, which will be determined by multiplying the total number of shares so offered for subscription or purchase by the exercise price of the rights or warrants and dividing the product obtained by the Then-Current Market Price. To the extent that, after the expiration of the rights or warrants, the shares of common stock offered thereby have not been delivered, the Initial Share Price will be further adjusted to equal the Initial Share Price which would have been in effect had the adjustment for the issuance of the rights or warrants been made upon the basis of delivery of only the number of shares of common stock actually delivered.

If a Reference Stock Issuer, after the Pricing Date, declares or pays a dividend or makes a distribution to all holders of the common stock of any class of its capital stock, the capital stock of one or more of its subsidiaries, evidences of its indebtedness or other non-cash assets, excluding any dividends or distributions referred to in the above paragraph and excluding any issuance or distribution to all holders of its common stock, in the form of Marketable Securities, of capital stock of one or more of its subsidiaries, or issues to all holders of its common stock rights or warrants to subscribe for or purchase any of its or one or more of its subsidiaries’ securities, other than rights or warrants referred to in the above paragraph, then, in each of these cases, the Initial Share Price will be divided by a dilution adjustment equal to a fraction, the numerator of which will be the Then-Current Market Price of one share of common stock, and the denominator of which will be the Then-Current Market Price of one share of common stock, less the fair market value as of the time the adjustment is effected of the portion of the capital shares, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share of the common stock. If any capital stock declared or paid as a dividend or otherwise distributed or issued to all holders of the Reference Stock consists, in whole or in part, of Marketable Securities, then the fair market value of such Marketable Securities will be determined by the Calculation Agent by reference to the Trading Price of such capital stock. The fair market value of any other distribution or issuance referred to in this paragraph will be determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Funding, whose determination will be final.

Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which the above paragraph would otherwise apply, the denominator in the fraction referred to in the above formula is less than $1.00 or is a negative number, then Citigroup Funding may, at its option, elect to have the adjustment provided by the above paragraph not be made and in lieu of this adjustment, the Closing Price of the Reference Stock on any Trading Day thereafter up to and including the last Valuation Date will be deemed to be equal to the fair market value of the capital stock, evidences of indebtedness, assets, rights or warrants (determined, as of the date this dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Funding, whose determination will be final) so distributed or issued applicable to one share of the Reference Stock.

If a Reference Stock Issuer, after the Pricing Date, declares a record date in respect of a distribution of cash, other than any Permitted Dividends described below, any cash distributed in consideration of fractional shares of the common stock and any cash distributed in a Reorganization Event referred to below, by dividend or otherwise, to all holders of its common stock, or makes an Excess Purchase Payment, then the Initial Share Price will be divided by a dilution adjustment equal to a fraction, the numerator of which will be the Then-Current Market Price of the common stock, and the denominator of which will be the Then-Current Market Price of the common stock on the record date less the amount of the distribution applicable to one share of common stock which would not be a Permitted Dividend, or, in the case of an Excess Purchase Payment, less the aggregate amount of the Excess Purchase Payment for which adjustment is being made at the time divided by the number of shares of common stock outstanding on the record date.

Notwithstanding the foregoing, in the event that, with respect to any dividend, distribution or Excess Purchase Payment to which the above paragraph would otherwise apply, the denominator in the fraction referred to in the formula in that paragraph is less than $1.00 or is a negative number, then Citigroup Funding may, at its option, elect to have the adjustment provided by the above paragraph not be made and in lieu of this adjustment, the Closing Price of the Underlying Equity on any Trading Day thereafter up to and including the last Valuation Date will be deemed to be equal to the sum of the amount of cash and the fair market value of other consideration (determined, as of the date this dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Funding, whose determination will be final) so distributed or applied to the acquisition of the common stock in the tender offer or exchange offer applicable to one share of the Reference Stock.

For the purposes of these adjustments:

A “Permitted Dividend” is (1) any cash dividend in respect of a Reference Stock other than a cash dividend that exceeds the immediately preceding cash dividend, and then only to the extent that the per share amount of this dividend results in an annualized dividend yield on the common stock in excess of 10%, and (2) any cash dividend or distribution made in the form of a fixed cash equivalent value for which the holders of the Reference Stock have the option to receive either a number of shares of its common stock or a fixed amount of cash.

An “Excess Purchase Payment” is the excess, if any, of (x) the cash and the value (as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Funding, whose determination will be final) of all other consideration paid by the Reference Stock Issuer with respect to one share of common stock acquired in a tender offer or exchange offer by such Reference Stock Issuer, over (y) the Then-Current Market Price of the common stock.

Each dilution adjustment will be effected as follows:

•      in the case of any dividend, distribution or issuance, at the opening of business on the Business Day next following the Ex-Date for this dividend, distribution or issuance,

•      in the case of any subdivision, split, combination or reclassification, on the effective date of the transaction,

•      in the case of any Excess Purchase Payment for which the Reference Stock Issuer announces, at or prior to the time it commences the relevant share repurchase, the repurchase price per share for shares proposed to be repurchased, on the date of the announcement, and

•      in the case of any other Excess Purchase Payment, on the date that the holders of the repurchased shares become entitled to payment in respect thereof.

All dilution adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment in the Initial Share Price will be required unless the adjustment would require an increase or decrease of at least one percent therein, provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase requiring an adjustment as described herein is subsequently canceled by the Reference Stock Issuer, or this dividend, distribution, issuance or repurchase fails to receive requisite approvals or fails to occur for any other reason, then, upon the cancellation, failure of approval or failure to occur, the current Initial Share Price will be further adjusted to the Initial Share Price which would then have been in effect had adjustment for the event not been made. If a Reorganization Event described below occurs after the occurrence of one or more events requiring an adjustment as described herein, the dilution adjustments previously applied to the Initial Share Price will not be rescinded but will be applied to the Reorganization Event as provided for below.

The “Then-Current Market Price” of the common stock, for the purpose of applying any dilution adjustment, means the average Closing Price per share of common stock for the ten Trading Days immediately before this adjustment is effected or, in the case of an adjustment effected at the opening of business on the Business Day next following a record date, immediately before the earlier of the date the adjustment is effected and the related Ex-Date. For purposes of determining the Then-Current Market Price, the determination of the Closing Price by the Calculation Agent in the event of a Market Disruption Event, as described in the definition of Closing Price, may be deferred by the Calculation Agent for up to two consecutive Trading Days on which a Market Disruption Event is occurring, but not past the Trading Day prior to maturity.

The “Ex-Date” relating to any dividend, distribution or issuance is the first date on which the shares of common stock trade in the regular way on their principal market without the right to receive this dividend, distribution or issuance.

In the event of any of the following “Reorganization Events”:

•      any consolidation or merger of a Reference Stock Issuer, or any surviving entity or subsequent surviving entity of a Reference Stock Issuer, with or into another entity, other than a merger or consolidation in which such Reference Stock Issuer is the continuing corporation and in which the common stock outstanding immediately before the merger or consolidation are not exchanged for cash, securities or other property of such Reference Stock Issuer or another issuer,

•      any sale, transfer, lease or conveyance to another corporation of the property of such Reference Stock Issuer or any successor as an entirety or substantially as an entirety,

•      any statutory exchange of securities of such Reference Stock Issuer or any successor of such Reference Stock Issuer with another issuer, other than in connection with a merger or acquisition, or

•      any liquidation, dissolution or winding up of such Reference Stock Issuer or any successor of such Reference Stock Issuer,

the Initial Share Price of such Reference Stock on any Trading Day thereafter up to and including the last Valuation Date will be deemed to be equal to the Transaction Value.

The “Transaction Value” will equal the sum of (1), (2) and (3), below:

(1).   for any cash received in a Reorganization Event, the amount of cash received per share of common stock,

(2).   for any property other than cash or Marketable Securities received in a Reorganization Event, an amount equal to the fair market value on the date the Reorganization Event is consummated of that property received per share of common stock, as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Funding, whose determination will be final, and

(3).   for any Marketable Securities received in a Reorganization Event, an amount equal to the Closing Price per share of common stock of these Marketable Securities on the applicable Trading Day multiplied by the number of these Marketable Securities received for each share of common stock.

“Marketable Securities” are any perpetual equity securities or debt securities with a stated maturity after the maturity date, in each case that are listed on a U.S. national securities exchange. The number of shares of any equity securities constituting Marketable Securities included in the calculation of Transaction Value pursuant to clause (3) above will be adjusted if any event occurs with respect to the Marketable Securities or the issuer of the Marketable Securities between the time of the Reorganization Event and maturity of the Notes that would have required an adjustment as described above, had it occurred with respect to the Reference Stock or such Reference Stock Issuer. Adjustment for these subsequent events will be as nearly equivalent as practicable to the adjustments described above.

For the purpose of adjustments described herein, each non-U.S. dollar value (whether a value of cash, property, securities or otherwise) shall be expressed in U.S. dollars as converted from the relevant currency using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the date of valuation, or if this rate is unavailable, such rate as the Calculation Agent may determine.

Citigroup Global Markets, as the Calculation Agent, will be responsible for the calculation and effectuation of any adjustment described herein and will furnish the holder of the Notes with notice of any such adjustment.

Hypothetical Variable Annual Coupons

The following tables and examples illustrate hypothetical calculation of the Variable Interest Rate for an Interest Payment Date for a basket of 10 hypothetical Reference Stocks.  The following tables and examples assume a hypothetical maximum Component Return and maximum Variable Interest Rate of 9.00%, and reflect the minimum Component Return of -30%.  The actual Variable Interest Rate applicable to a purchaser of the Notes will be determined on each Valuation Date based on the sum of the Weighted Component Returns of the Reference Stocks on such date, calculated as described herein.  Any payment on the Notes is subject to the credit risk of Citigroup. The numbers appearing in the tables and examples below have been rounded for ease of analysis. The Variable Interest Rate and Variable Annual Coupon may be zero. The payment scenarios below do not show any effect of lost dividend yield over the term of the Notes.

Example 1

Reference Stock	Cumulative Stock Return	Component Return	Weighted Component Return
Stock 1	4.00%	9.00%	0.90%
Stock 2	1.00%	9.00%	0.90%
Stock 3	0.00%	9.00%	0.90%
Stock 4	0.30%	9.00%	0.90%
Stock 5	0.50%	9.00%	0.90%
Stock 6	-2.00%	-2.00%	-0.20%
Stock 7	-3.00%	-3.00%	-0.30%
Stock 8	-1.50%	-1.50%	-0.15%
Stock 9	0.00%	9.00%	0.90%
Stock 10	0.10%	9.00%	0.90%
		Total =	5.65%
		Variable Interest Rate =	5.65%

As illustrated by the table above, because seven of the ten Reference Stocks have zero or positive Cumulative Stock Returns, ranging from 0.00% to 4.00%, and even though the other three Reference Stocks have negative Cumulative Stock Returns, ranging from -1.50% to -3.00%, the Variable Interest Rate is 5.65% and the investor would receive a Variable Annual Coupon on the Interest Payment Date of $56.50 per $1,000 principal amount of Notes. Because the investor receives the Component Return of 9% for any Cumulative Stock Return greater than or equal to 0.00% (e.g., Reference Stock 9), and the negative Cumulative Stock Returns for the other Reference Stocks are relatively small and relatively few, the investor in this example receives a positive Variable Annual Coupon on the applicable Interest Payment Date.

Example 2

Reference Stock	Cumulative Stock Return	Component Return	Weighted Component Return
Stock 1	15.00%	9.00%	0.90%
Stock 2	10.00%	9.00%	0.90%
Stock 3	-20.00%	-20.00%	-2.00%
Stock 4	40.00%	9.00%	0.90%
Stock 5	12.00%	9.00%	0.90%
Stock 6	50.00%	9.00%	0.90%
Stock 7	-30.00%	-30.00%	-3.00%
Stock 8	28.20%	9.00%	0.90%
Stock 9	-45.00%	-30.00%	-3.00%
Stock 10	12.00%	9.00%	0.90%
		Total =	-1.70%
		Variable Interest Rate =	0.00%

As illustrated by the table above, even though seven of the ten Reference Stocks have positive Cumulative Stock Returns, ranging from 10.00% to 50.00%, because the other three Reference Stocks have significant negative Cumulative Stock Returns ranging from -20.00% to -45.00%, subject to the minimum Component Return of -30%, the sum of Weighted Component Returns is -1.70%. Because the Variable Interest Rate may not be less than zero, the Variable Interest Rate is 0% and the investor will receive no Variable Annual Coupon on the Interest Payment Date. For any Reference Stock, the positive contribution of such Reference Stock is limited to 9%, no matter how great the actual positive Cumulative Stock Return is, while the negative contribution of a badly performing Reference Stock may be as low as -30%, which in absolute terms is greater than the 9%. Consequently, significant negative Component Returns can have a disproportionate effect on the sum of  the Weighted Component Returns as calculated in accordance with the terms of the Notes.  Even here when a majority of the Reference Stocks each has a significant positive return, the negative Cumulative Stock Returns for the other Reference Stocks are sufficiently large so that the investor receives no Variable Annual Coupon on the applicable Interest Payment Date.

Example 3

Reference Stock	Cumulative Stock Return	Component Return	Weighted Component Return
Stock 1	12.00%	9.00%	0.90%
Stock 2	15.00%	9.00%	0.90%
Stock 3	20.00%	9.00%	0.90%
Stock 4	25.00%	9.00%	0.90%
Stock 5	30.00%	9.00%	0.90%
Stock 6	40.00%	9.00%	0.90%
Stock 7	50.00%	9.00%	0.90%
Stock 8	11.00%	9.00%	0.90%
Stock 9	19.00%	9.00%	0.90%
Stock 10	22.00%	9.00%	0.90%
		Total =	9.00%
		Variable Interest Rate =	9.00%

As illustrated by the table above, even though all ten Reference Stocks have significant positive Cumulative Stock Returns, ranging from 11.00% to 50.00%, because the Component Return cannot be more than 9.00%, the Variable Interest Rate equals 9.00% and the investor receives the maximum Variable Annual Coupon on the applicable Interest Payment Date of $90.00 per $1,000 principal amount of Notes. Even when all of the Reference Stocks have significant positive Cumulative Stock Returns, the Variable Annual Coupon is limited by the maximum Variable Interest Rate of 9.00%.

No Redemption

The Notes are not subject to redemption at the option of Citigroup Funding or any holder prior to maturity.

Events of Default and Acceleration

In case an Event of Default (as defined in the accompanying prospectus) with respect to the Notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Notes will be determined by the Calculation Agent and will equal, for each Note, the Payment at Maturity, calculated as though the final Valuation Date were the date of such acceleration.  See “—Payment of Variable Annual Coupon and Payment at Maturity” above.  If a bankruptcy proceeding is commenced in respect of Citigroup Funding or Citigroup Inc., the claim of the beneficial owner of the Notes will be capped at the Payment at Maturity, calculated as though the final Valuation Date were the date of the commencement of the proceeding.

In case of default in Payment at Maturity of the Notes, the Notes shall bear interest, payable upon demand of the beneficial owners of the Notes in accordance with the terms of the Notes, from and after the Maturity Date through the date when payment of the unpaid amount has been made or duly provided for, at the rate of             % per annum on the unpaid amount due.

Paying Agent and Trustee

Citibank, N.A. will serve as paying agent and registrar for the Notes and will also hold the global security representing the Notes as custodian for DTC.  The Bank of New York Mellon, as successor trustee under an indenture dated as of June 1, 2005, will serve as trustee for the Notes.

Calculation Agent

The Calculation Agent for the Notes will be Citigroup Global Markets.  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Funding, Citigroup Inc. and the holders of the Notes.  Because the Calculation Agent is an affiliate of Citigroup Funding and a subsidiary of Citigroup Inc., potential conflicts of interest may exist between the Calculation Agent and the holders of the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining amounts due to holders of the Notes.  Citigroup Global Markets is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

CUSIP

The CUSIP for the Notes is 1730T0VT3.  The ISIN for the Notes is US1730T0VT32.

DESCRIPTION OF THE REFERENCE STOCKS
General

The following information regarding each of the Reference Stocks has been obtained from publicly available documents.  Each of the Reference Stock Issuers is currently subject to the information requirements of the Securities Exchange Act.  Accordingly, each Reference Stock Issuer files reports and other information with the SEC. Such reports and other information are available to the public on the SEC’s website at http://www.sec.gov by reference to the SEC file number listed below for each Reference Stock, or may be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. None of those publicly available documents are incorporated by reference into this pricing supplement.

This pricing supplement relates only to the Notes offered hereby and does not relate to the Reference Stocks or other securities of each Reference Stock Issuer. We have derived all disclosures contained in this pricing supplement regarding each Reference Stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the Notes, neither of Citigroup Funding nor Citigroup has participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Reference Stock Issuers. Neither Citigroup Funding nor Citigroup makes any representation that such publicly available documents or any other publicly available information regarding each of the Reference Stock Issuers is accurate or complete.

The Notes represent obligations of Citigroup Funding and Citigroup only.  None of the Reference Stock Issuers is involved in any way in this offering nor have any obligation relating to the Notes or to holders of the Notes.

Barrick Gold Corporation is a company that is engaged in the production and sale of gold, as well as related activities, such as exploration and mine development.  Its SEC file number is 001-09059.

Altria Group, Inc., through its wholly-owned subsidiaries, is a manufacturer of cigarettes, smokeless products, wine, machine-made large cigars and pipe tobacco.  Its SEC file number is 001-08940.

AT&T Inc. is a provider of telecommunications services in the United States and worldwide. The services AT&T Inc. provides include wireless communications, local exchange services, long-distance services, data/broadband and Internet services, video services, telecommunications equipment, managed networking, wholesale services and directory advertising and publishing.  Its SEC file number is 001-08610.

Archer-Daniels-Midland Company is a processor of oilseeds, corn, wheat, cocoa and other agricultural commodities and is a manufacturer of vegetable oil, protein meal, corn sweeteners, flour, biodiesel, ethanol and other value-added food and feed ingredients.  Its SEC file number is 001-00044.

Amgen Inc. is a global biotechnology company that discovers, develops, manufactures and markets human therapeutics based on advances in cellular and molecular biology.  Its SEC file number is 000-12477.

General Motors Company develops, produces and markets cars, trucks and parts worldwide and provides automotive financing services.  Its SEC file number 001-34960.

Amazon.com, Inc. is a retailer that offers merchandise it had purchased for resale from vendors and products sold by third party sellers through its customer-facing websites. It also manufactures and sells the Kindle e-reader.  Its SEC file number is 000-22513.

Mattel, Inc. designs, manufactures and markets a broad variety of toy products worldwide through sales to its customers and directly to consumers.  Its SEC file number is 001-05647.

Intel Corporation is a semiconductor chip maker that develops advanced integrated digital technology, primarily integrated circuits, for industries such as computing and communications.  It also develops computing platforms.  Its SEC file number is 000-06217.

Halliburton Company provides a variety of services and products to customers in the energy industry related to the exploration, development and production of oil and natural gas.  Its SEC file number is 001-03492.

Historical Data on the Reference Stocks

The following tables set forth the published high, low and Closing Prices for each Reference Stock except for General Motors Company from January 3, 2007 through January 12, 2012, and for the Reference Stock of General Motors Company from November 18, 2010 (the first day such Closing Prices were available) through January 12, 2012.  The associated graphs show the Closing Prices for each Reference Stock except for General Motors Company for each day from January 3, 2007 through January 12, 2012, and for the Reference Stock of General Motors Company for each day from November 18, 2010 through January 12, 2012.  We obtained the Closing Prices and other information below from Bloomberg L.P., without independent verification.  Past movements of the Reference Stocks are not indicative of future prices of the Reference Stocks.

Historical Performance of Barrick Gold Corporation

	High($)	Low($)	Period End($)
2007
Quarter
First	32.11	27.42	28.55
Second	31.17	27.99	29.07
Third	40.94	29.60	40.28
Fourth	46.98	37.39	42.05
2008
Quarter
First	53.57	41.94	43.45
Second	46.04	37.36	45.50
Third	50.39	26.60	36.74
Fourth	37.36	18.14	36.77
2009
Quarter
First	39.58	26.04	32.42
Second	38.08	27.53	33.55
Third	40.04	31.48	37.90
Fourth	47.93	34.58	39.38
2010
Quarter
First	41.76	34.00	38.34
Second	46.38	39.11	45.41
Third	47.22	40.03	46.29
Fourth	54.83	45.45	53.18
2011
Quarter
First	53.88	46.13	51.91
Second	55.63	43.04	45.29
Third	55.18	44.78	46.65
Fourth	53.17	44.19	45.25
2012
Quarter
First (through January 12, 2012)	48.81	47.51	48.09

On January 12, 2012, the Closing Price of the Reference Stock of Barrick Gold Corporation was $48.09.

Barrick Gold Corporation
January 3, 2007 to January 12, 2012

Historical Performance of Altria Group, Inc.

	High($)	Low($)	Period End($)
2007
Quarter
First	20.69	19.03	20.32
Second	22.15	20.98	21.63
Third	22.23	20.10	21.44
Fourth	24.12	21.37	23.31
2008
Quarter
First	24.43	21.58	22.20
Second	22.77	20.00	20.56
Third	21.71	19.35	19.84
Fourth	20.55	14.45	15.06
2009
Quarter
First	17.27	14.62	16.02
Second	17.39	16.11	16.39
Third	18.59	16.30	17.81
Fourth	20.37	17.47	19.63
2010
Quarter
First	20.82	19.37	20.52
Second	21.70	19.57	20.04
Third	24.25	20.24	24.02
Fourth	26.15	23.78	24.62
2011
Quarter
First	26.11	23.51	26.03
Second	28.06	25.94	26.41
Third	27.19	24.36	26.81
Fourth	30.31	26.50	29.65
2012
Quarter
First (through January 12, 2012)	28.91	28.40	28.86

On January 12, 2012, the Closing Price of the Reference Stock of Altria Group, Inc. was $28.86.

Altria Group, Inc.
January 3, 2007 to January 12, 2012

Historical Performance of AT&T Inc.

	High($)	Low($)	Period End($)
2007
Quarter
First	39.44	33.81	39.43
Second	41.50	38.64	41.50
Third	42.83	37.92	42.31
Fourth	42.44	36.35	41.56
2008
Quarter
First	41.43	34.36	38.30
Second	40.51	32.76	33.69
Third	33.30	27.75	27.92
Fourth	29.98	22.42	28.50
2009
Quarter
First	29.42	21.72	25.20
Second	26.83	23.67	24.84
Third	27.43	23.38	27.01
Fourth	28.34	25.31	28.03
2010
Quarter
First	28.58	24.77	25.84
Second	26.66	24.13	24.19
Third	28.92	24.29	28.60
Fourth	29.44	27.70	29.38
2011
Quarter
First	30.71	27.33	30.60
Second	31.88	30.13	31.41
Third	31.68	27.54	28.52
Fourth	30.24	27.41	30.24
2012
Quarter
First (through January 12, 2012)	30.43	29.66	30.05

On January 12, 2012, the Closing Price of the Reference Stock of AT&T Inc. was $30.05.

AT&T Inc.
January 3, 2007 to January 12, 2012

Historical Performance of Archer-Daniels-Midland Company

	High($)	Low($)	Period End($)
2007
Quarter
First	36.84	30.70	36.70
Second	39.52	32.27	33.09
Third	36.73	32.09	33.08
Fourth	47.09	32.70	46.43
2008
Quarter
First	46.58	40.18	41.16
Second	48.18	32.51	33.75
Third	33.30	20.49	21.91
Fourth	28.83	15.29	28.83
2009
Quarter
First	29.19	24.25	27.78
Second	28.97	23.73	26.77
Third	31.94	26.54	29.22
Fourth	32.61	28.43	31.31
2010
Quarter
First	31.64	28.26	28.90
Second	29.11	24.51	25.82
Third	33.39	25.50	31.92
Fourth	33.71	28.88	30.08
2011
Quarter
First	37.65	30.38	36.01
Second	37.02	29.30	30.15
Third	32.27	24.81	24.81
Fourth	30.34	24.16	28.60
2012
Quarter
First (through January 12, 2012)	29.37	28.78	29.01

On January 12, 2012, the Closing Price of the Reference Stock of Archer-Daniels-Midland Company was $29.01.

Archer-Daniels-Midland Company
January 3, 2007 to January 12, 2012

Historical Performance of Amgen Inc.

	High($)	Low($)	Period End($)
2007
Quarter
First	75.85	55.72	55.88
Second	65.10	53.68	55.29
Third	57.16	49.01	56.57
Fourth	58.20	46.44	46.44
2008
Quarter
First	48.14	39.97	41.78
Second	47.16	41.49	47.16
Third	65.89	48.64	59.27
Fourth	61.55	47.57	57.75
2009
Quarter
First	59.65	46.27	49.52
Second	53.11	45.11	52.94
Third	64.42	51.47	60.23
Fourth	61.83	52.12	56.57
2010
Quarter
First	60.12	55.71	59.76
Second	61.14	50.36	52.60
Third	56.32	50.93	55.11
Fourth	57.96	52.69	54.90
2011
Quarter
First	57.31	50.95	53.45
Second	61.17	53.08	58.35
Third	58.30	48.27	54.95
Fourth	64.74	53.90	64.21
2012
Quarter
First (through January 12, 2012)	67.54	63.76	67.29

On January 12, 2012, the Closing Price of the Reference Stock of Amgen Inc. was $67.29.

Amgen Inc.
January 3, 2007 to January 12, 2012

Historical Performance of General Motors Company

	High($)	Low($)	Period End($)
2010
Quarter
Fourth (beginning November 18, 2010)	36.86	33.25	36.86
2011
Quarter
First	38.98	30.74	31.03
Second	33.04	28.56	30.36
Third	31.80	20.18	20.18
Fourth	26.45	19.05	20.27
2012
Quarter
First (through January 12, 2012)	24.67	21.05	24.18

On January 12, 2012, the Closing Price of the Reference Stock of General Motors Company was $24.18.

General Motors Company
November 18, 2010 to January 12, 2012

Historical Performance of Amazon.com, Inc.

	High($)	Low($)	Period End($)
2007
Quarter
First	41.51	36.43	39.79
Second	73.65	40.42	68.41
Third	93.45	68.73	93.15
Fourth	100.82	77.00	92.64
2008
Quarter
First	96.25	62.43	71.30
Second	84.51	71.99	73.33
Third	88.09	63.35	72.76
Fourth	69.58	35.03	51.28
2009
Quarter
First	75.58	48.44	73.44
Second	87.56	73.50	83.66
Third	93.85	75.63	93.36
Fourth	142.25	88.67	134.52
2010
Quarter
First	136.55	116.00	135.73
Second	150.09	108.61	109.26
Third	160.73	109.14	157.06
Fourth	184.76	153.03	180.00
2011
Quarter
First	191.25	160.97	180.13
Second	206.07	178.34	204.49
Third	241.69	177.79	216.23
Fourth	246.71	173.10	173.10
2012
Quarter
First (through January 12, 2012)	182.61	175.93	176.53

On January 12, 2012, the Closing Price of the Reference Stock of Amazon.com, Inc. was $176.53.

Amazon.com, Inc.
January 3, 2007 to January 12, 2012

Historical Performance of Mattel, Inc.

	High($)	Low($)	Period End($)
2007
Quarter
First	28.73	22.93	27.57
Second	29.65	25.14	25.29
Third	27.20	21.17	23.46
Fourth	24.08	18.97	19.04
2008
Quarter
First	21.89	16.65	19.90
Second	21.80	17.12	17.12
Third	21.79	16.98	18.04
Fourth	18.14	11.42	16.00
2009
Quarter
First	16.65	10.45	11.53
Second	16.52	11.92	16.05
Third	19.11	15.19	18.46
Fourth	20.67	17.95	19.98
2010
Quarter
First	23.28	19.35	22.74
Second	23.96	20.40	21.16
Third	23.77	20.66	23.46
Fourth	26.23	22.33	25.43
2011
Quarter
First	25.85	23.48	24.93
Second	27.49	25.23	27.49
Third	28.00	22.94	25.89
Fourth	29.19	25.07	27.76
2012
Quarter
First (through January 12, 2012)	29.02	27.76	28.78

On January 12, 2012, the Closing Price of the Reference Stock of Mattel, Inc. was $28.78.

Mattel, Inc.
January 3, 2007 to January 12, 2012

Historical Performance of Intel Corporation

	High($)	Low($)	Period End($)
2007
Quarter
First	22.30	18.86	19.13
Second	24.28	19.13	23.76
Third	26.27	23.10	25.86
Fourth	27.98	24.36	26.66
2008
Quarter
First	25.35	18.61	21.18
Second	25.00	20.69	21.48
Third	24.52	17.27	18.73
Fourth	18.52	12.23	14.66
2009
Quarter
First	15.82	12.08	15.05
Second	16.64	15.00	16.55
Third	20.32	15.94	19.57
Fourth	20.83	18.50	20.40
2010
Quarter
First	22.68	19.01	22.26
Second	24.21	19.45	19.45
Third	21.78	17.72	19.23
Fourth	21.91	18.87	21.03
2011
Quarter
First	22.14	19.82	20.17
Second	23.87	19.49	22.16
Third	23.23	19.20	21.33
Fourth	25.66	20.62	24.25
2012
Quarter
First (through January 12, 2012)	25.80	24.54	25.60

On January 12, 2012, the Closing Price of the Reference Stock of Intel Corporation was $25.60.

Intel Corporation
January 3, 2007 to January 12, 2012

Historical Performance of Halliburton Company

	High($)	Low($)	Period End($)
2007
Quarter
First	32.40	28.27	31.74
Second	36.71	31.09	34.50
Third	38.95	31.97	38.40
Fourth	41.48	35.08	37.91
2008
Quarter
First	39.33	31.75	39.33
Second	53.07	39.42	53.07
Third	53.91	30.29	32.39
Fourth	30.32	13.46	18.18
2009
Quarter
First	21.16	14.78	15.47
Second	24.33	15.55	20.70
Third	28.32	18.72	27.12
Fourth	31.75	25.74	30.09
2010
Quarter
First	34.60	28.10	30.13
Second	34.96	21.15	24.55
Third	33.40	24.98	33.07
Fourth	41.15	31.40	40.83
2011
Quarter
First	49.84	38.17	49.84
Second	51.00	45.33	51.00
Third	57.27	30.52	30.52
Fourth	39.13	28.68	34.51
2012
Quarter
First (through January 12, 2012)	36.33	33.89	33.89

On January 12, 2012, the Closing Price of the Reference Stock of Halliburton Company was $33.89.

Halliburton Company
January 3, 2007 to January 12, 2012

UNITED STATES FEDERAL TAX CONSIDERATIONS

The notes should be treated as “variable rate debt instruments” for U.S. federal income tax purposes and the remainder of this discussion is based on this treatment.  Stated interest on the notes will be taxable to a United States holder (as defined in the accompanying prospectus supplement) as ordinary interest income at the time it accrues or is received in accordance with the holder’s method of tax accounting.  Upon the sale or other taxable disposition of a note, a United States holder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition and the holder’s adjusted tax basis in the note.  A United States holder’s adjusted tax basis in a note will equal the cost of the note to the holder. Such gain or loss generally will be long-term capital gain or loss if the United States holder has held the note for more than one year at the time of disposition.

Non-United States holders (as defined in the accompanying prospectus supplement) generally will not be subject to U.S. federal withholding or income tax with respect to interest paid on and amounts received on the sale, exchange or retirement of the notes if they fulfill certain certification requirements.  Special rules apply to non-United States holders whose income and gain on the notes are effectively connected with the conduct of a U.S. trade or business or who are individuals present in the United States for 183 days or more in a taxable year.

Both U.S. and non-U.S. persons considering an investment in the notes should read the discussion under “Certain United States Federal Income Tax Considerations” in the accompanying prospectus supplement and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the notes, including any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

The terms and conditions set forth in the Amended and Restated Global Selling Agency Agreement dated August 26, 2011 among Citigroup Funding Inc., Citigroup Inc. and the agents named therein, including Citigroup Global Markets, govern the sale and purchase of the Notes.

Citigroup Global Markets, acting as principal, has agreed to purchase from Citigroup Funding, and Citigroup Funding has agreed to sell to Citigroup Global Markets, $        principal amount of Notes (        Notes) for a minimum of $967.50 per Note, any payments due on which are fully and unconditionally guaranteed by Citigroup Inc.  Citigroup Global Markets proposes to offer the Notes to selected dealers at the public offering price less a variable selling concession of up to $32.50 per Note. Citigroup Global Markets will pay the applicable selling concession to selected dealers and their financial advisors collectively.  These dealers may reallow a selling concession of not more than $32.50 per Note on sales to certain other dealers.  If all of the Notes are not sold at the initial offering price, Citigroup Global Markets may change the public offering price and other selling terms.

In order to hedge its obligations under the Notes, Citigroup Funding expects to enter into one or more swaps or other derivatives transactions with one or more of its affiliates.  You should refer to the section “Risk Factors Relating to the Notes—The Inclusion of Underwriting Fees and Projected Profit From Hedging in the Issue Price Is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement, “Risk Factors—Citigroup Funding Inc.’s Hedging Activity Could Result in a Conflict of Interest” in the accompanying prospectus supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

The Notes will not be listed on any exchange.

Citigroup Global Markets is an affiliate of Citigroup Funding.  Accordingly, the offering will conform to the requirements set forth in Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. Client accounts over which Citigroup Inc., its subsidiaries or affiliates of its subsidiaries have investment discretion are not permitted to purchase the Notes, either directly or indirectly, without the prior written consent of the client.

ERISA MATTERS

Each purchaser of the Notes or any interest therein will be deemed to have represented and warranted on each day from and including the date of its purchase or other acquisition of the Notes through and including the date of disposition of such Notes that either:

(a)
it is not (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, (ii) an entity with respect to which part or all of its assets constitute assets of any such employee benefit plan by reason of C.F.R. 2510.3-101 or otherwise, (iii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) (for example, individual retirement accounts, individual retirement annuities or Keogh plans), or (iv) a government or other plan subject to federal, state or local law substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (such law, provisions and Section, collectively, a “Prohibited Transaction Provision” and (i), (ii), (iii) and (iv), collectively, “Plans”); or

(b)
if it is a Plan, either (A)(i) none of Citigroup Global Markets, its affiliates or any employee thereof is a Plan fiduciary that has or exercises any discretionary authority or control with respect to the Plan’s assets used to purchase the Notes or renders investment advice with respect to those assets, and (ii) the Plan is paying no more than adequate consideration for the Notes or (B) its acquisition and holding of the Notes is not prohibited by a Prohibited Transaction Provision or is exempt therefrom.

The above representations and warranties are in lieu of the representations and warranties described in the section “ERISA Matters” in the accompanying prospectus supplement.  Please also refer to the section “ERISA Matters” in the accompanying prospectus.

We are responsible for the information contained or incorporated by reference in this pricing supplement and the accompanying prospectus supplement and prospectus and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this pricing supplement or the accompanying prospectus supplement or prospectus is accurate as of any date other than the date on the front of the document. We are not making an offer of these securities in any state where the offer is not permitted.
Citigroup Funding Inc. Medium-Term Notes, Series D Variable Coupon Notes Linked to a Basket of Ten Stocks due January , 2016 ($1,000 Principal Amount per Note)
____________________ TABLE OF CONTENTS
Page
Any Payments Due from Citigroup Funding Inc.
Fully and Unconditionally Guaranteed
by Citigroup Inc.

Pricing Supplement
January     , 2012
(Including Prospectus Supplement
Dated May 12, 2011 and Prospectus
Dated May 12, 2011)

Summary Information - Q&A	PS-1
Risk Factors Relating to the Notes	PS-6
Description of the Notes	PS-10
Description of the Reference Stocks	PS-19
United States Federal Tax Considerations	PS-31
Plan of Distribution; Conflicts of Interest	PS-32
ERISA Matters	PS-33
Prospectus Supplement
Risk Factors	S-3
Important Currency Information	S-7
Description of the Notes	S-8
Certain United States Federal Income Tax Considerations	S-34
Plan of Distribution; Conflicts of Interest	S-41
Validity of the Notes	S-42
ERISA Matters	S-42
Prospectus
Prospectus Summary	1
Forward-Looking Statements	8
Citigroup Inc.	8
Citigroup Funding Inc.	8
Use of Proceeds and Hedging	9
European Monetary Union	10
Description of Debt Securities	10
Description of Index Warrants	21
Description of Debt Security and Index Warrant Units	24
Plan of Distribution; Conflicts of Interest	25
ERISA Matters	28
Legal Matters	28
Experts	28